                                                                     Exhibit 4.6


                                                                  EXECUTION COPY


              U.S. DOLLAR COLLATERAL PLEDGE AND SECURITY AGREEMENT


     This U.S. DOLLAR COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "PLEDGE AGREEMENT") is made and entered into as of February 19, 1999 by CARRIER1 INTERNATIONAL S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "PLEDGOR"), having its registered office at L-8009 Strassen 3, Route d'Arlon, Luxembourg, in favor of THE CHASE MANHATTAN BANK ("CHASE"), a New York banking corporation, having an office at 450 West 33rd Street, New York, New York, 10001-2097, as (i) trustee (the "TRUSTEE") for the holders (the "HOLDERS") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below and (ii) in its individual capacity, as securities intermediary (in such capacity, the "COLLATERAL SECURITIES INTERMEDIARY"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                               W I T N E S S E T H

     WHEREAS, the Pledgor and The Chase Manhattan Bank, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor is issuing on the date hereof $160,000,000 in aggregate principal amount of 131/4% Senior Notes due 2009 (the "NOTES"); and

     WHEREAS, the Trustee has opened a collateral account (the "COLLATERAL ACCOUNT") with The Chase Manhattan Bank, at its office at 450 West 33rd Street, New York, New York 10001-2097, ABA No. 021-000-021, Reference: "The Chase Manhattan Bank, as Trustee, Carrier1 Dollar Securities Collateral A/C", Account No. C28682, in the name, and under the sole control and dominion, of the Trustee and subject to the terms of this Agreement;

     WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to either
(i)(A) purchase or cause the purchase of the Pledged Securities (as defined herein) in the name of the Trustee for the benefit of Holders of the Notes in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first five scheduled interest payments due on the Notes and (B) to deliver or cause the delivery of the Pledged Securities into the Collateral Account for the benefit of Holders of the Notes or (ii) deposit (or cause to be deposited) sufficient cash into the Collateral Account to allow for the purchase of such Pledged Securities and deposit thereof in the Collateral Account; and

     WHEREAS, to secure the obligations of the Pledgor under the Indenture and the Notes to pay in full each of the first five scheduled interest payments on the Notes and to secure repayment of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first five scheduled interest payments thereon shall have been paid in full (collectively, the "Obligations"), the Pledgor has agreed (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in all cash, if any, held in the Collateral Account, the Pledged Securities and related collateral and (ii) to execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations; and

     WHEREAS, it is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Pledgor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Pledge Agreement; and

     WHEREAS, unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in effect in the State of New York are used herein as therein defined.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

     SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST. The Pledgor hereby assigns and pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (whether consisting of investment securities, book-entry securities or other securities, security entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, securities accounts, deposit accounts or other bank, trust or cash collateral accounts, or other property, assets or rights), whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (hereinafter collectively referred to as the "COLLATERAL"):

          (a) the Collateral Account, all financial assets from time to time credited to the Collateral Account (including, without limitation, any Pledged Securities from time to time credited to the Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

          (b) any and all applicable security entitlements to any of the financial assets credited from time to time to the Collateral Account (including, without limitation, to any Pledged Securities from time to time credited to the Collateral Account);

          (c) any and all related securities accounts in which security entitlements to any of the financial assets credited from time to time to the Collateral Account (including, without limitation, to any Pledged Securities from time to time credited to the Collateral Account);

          (d) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

          (e) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

          (f) all proceeds (including, without limitation, cash proceeds) of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of types described in clauses (a) through
     (e) of this Section 1).

     SECTION 2. SECURITY FOR OBLIGATION. This Pledge Agreement and the grant of a security interest in the Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, whether for principal, interest, fees or otherwise, now or hereafter existing, under this Pledge Agreement, the Notes or the Indenture (all such Obligations being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Pledge Agreement and the grant of a security interest in the Collateral hereunder secure the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

     SECTION 3. MAINTAINING THE COLLATERAL ACCOUNT. Prior to or concurrently with the execution and delivery hereof and for so long as any Secured Obligation shall remain outstanding,

          (a) the Trustee shall establish and maintain (and the Collateral Securities Intermediary shall maintain and administer in accordance with this Pledge Agreement) the Collateral Account with the Collateral Securities Intermediary at its office at 450 West 33rd Street, New York, New York 10001-2097 in accordance with the terms of this Pledge Agreement. The Collateral Account shall at all times be segregated from any other custodial or collateral account maintained by the Trustee.

          (b) the Collateral Securities Intermediary and the Trustee shall cause the Collateral Account to be, and the Collateral Account shall be, separate from all other accounts held by or under the control and dominion of the Trustee, the Collateral Securities Intermediary or Chase. It shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, and except as otherwise provided by the provisions of Section 5 and Section 17.9 of this Pledge Agreement, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Collateral Account.

          (c) the Collateral Account shall be subject to such applicable laws, and such applicable regulations of any appropriate banking or governmental authority, as may now or hereafter be in effect, including, without limitation, any applicable regulations of the Board of Governors of the Federal Reserve System.

          (d) subject to the provisions of this Agreement, the Collateral Account shall be under the sole dominion and control of the Trustee. The Trustee shall have the sole right to make withdrawals from the Collateral Account and to exercise all rights (including the delivery of entitlement orders) with respect to the Collateral from time to time therein. All Collateral delivered to or held by or on behalf of, and not released by, the Trustee pursuant hereto shall be held in the Collateral Account in accordance with the provisions hereof.

          (e) if any earnings of the Collateral held in the Collateral Account are subject to non-U.S. withholding taxes, the Trustee shall cooperate in good faith with the Pledgor to reduce or eliminate such withholding taxes, including, without limitation, through changing the location of the Collateral Account or through establishing an additional Collateral Account at a different location to hold the affected Collateral, PROVIDED that after giving effect to any such change of location or establishment of an additional Collateral Account, the Trustee's security interest in the affected Collateral shall continue to constitute a valid and perfected first priority security interest in such Collateral.

     SECTION 4. DELIVERY AND CONTROL OF COLLATERAL; COLLATERAL ACCOUNTS; INTEREST. (a) All cash, certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant to this Pledge Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee.

     (b) With respect to any of the Collateral that constitutes an uncertificated security, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance reasonably satisfactory to the Trustee.

     (c) With respect to any of the Collateral that constitutes a security entitlement, the Pledgor shall cause the securities intermediary with respect to such security entitlement to identify in its records the Trustee as the entitlement holder of such security entitlement against such securities intermediary.

     (d) With respect to any Collateral that constitutes a securities account, the Pledgor will comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account.

     (e) Upon transfer of the Pledged Securities to the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY, Chase or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlements have been credited to and are held in the Collateral Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Collateral Account subject (except as expressly provided in Sections 5(a), (b), (c), (d), (e) and (f) hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

     (f) All Collateral shall be retained in the Collateral Account pending disbursement pursuant to the terms of this Pledge Agreement.

     SECTION 5. DISBURSEMENTS. (a) Three business days prior to the due date of any of the first five scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (an "ISSUER ORDER"), direct the Trustee to release from the Collateral Account and pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will release funds in an amount sufficient to provide for the payment in full of such interest then due on the Notes in accordance with such Issuer Order and the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Collateral Account. Nothing in this Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

     (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Collateral Account ("PLEDGOR FUNDS"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to release to the Pledgor or to another party at the direction of the Pledgor (the "PLEDGOR'S DESIGNEE") proceeds from the Collateral Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt by the Trustee of (i) such Issuer Order and (ii) payment in full of such interest payment, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, proceeds from the Collateral Account in accordance with such Issuer Order as soon as practicable.

     (c) If at any time the principal of and interest on the Pledged Securities exceeds 100% of the amount sufficient, in the written opinion of an internationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the remaining first five scheduled interest payments due on the Notes, the Pledgor may direct the Trustee to release any such excess amount to the Pledgor or to the Pledgor's Designee. Upon receipt of an Issuer Order (which shall include a certificate from such internationally recognized firm of independent accountants stating the amount by which the Pledged Securities exceeds the amount required to be held in the Collateral Account) the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, any such excess amount.

     (d) Upon payment in full of the first five scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Pledgor or the Pledgor's Designee, as the case may be. Furthermore, upon the release of any Collateral from the Collateral Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

     (e) At least three Business Days prior to the due date of each of the first five scheduled interest payments on the Notes, the Pledgor shall give the Trustee notice (by Issuer Order) as to whether such interest payment will be made pursuant to Section 5(a) or 5(b) above and the respective amounts of interest that will be paid from the Collateral Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such interest payment date. If no such notice is given or such Pledgor Funds have not been so delivered, the Trustee will act pursuant to Section 5(a) above as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due from the Collateral Account.

     (f) If on any interest payment date there are insufficient funds in the Collateral Account to make any scheduled payment of interest (after taking into account any Pledgor Funds delivered to the Trustee as provided in Section 5(b) above), the Trustee shall liquidate Collateral in the Collateral Account to the extent necessary to pay, in full, such scheduled payment of interest.

     (g) Nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 5(a), (b), (c), (d), (e) and (f) hereof) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security interest to the Pledged Securities solely as Trustee for the Holders of the Notes and not as a securities intermediary.

     SECTION 6. CASH DEPOSIT; INVESTMENTS. (a) On the date hereof, the Pledgor shall either (i) deliver or cause the delivery of the United States Treasury securities identified by CUSIP No. in Exhibit A to this Pledge Agreement (the "PLEDGED SECURITIES") into the Collateral Account or (ii) deposit (or cause to be deposited) cash proceeds sufficient to purchase such Pledged Securities on the third business day occurring immediately hereafter into the Collateral Account.

     (b) In the event that the Pledgor shall have deposited (or cause to be deposited) cash proceeds pursuant to clause (a)(ii) above, the Trustee shall, within three business days of the date hereof, use such cash proceeds to invest in the Pledged Securities, at which time such Pledged Securities shall be promptly credited to the Collateral Account. Until such time as any cash proceeds are invested in the Pledged Securities as provided above, such cash proceeds shall be deposited and held in a deposit account with Chase in the name of the Trustee and under the sole control and dominion of the Trustee, such deposit account to be deemed to constitute part of the Collateral Account.

     SECTION 7 SECURITIES INTERMEDIARY. (a) Chase, as Collateral Securities Intermediary, hereby represents and warrants to, and agrees with the Pledgor and the Trustee as follows:

          (a) It is a securities intermediary as of the date hereof and for so long as this Pledge Agreement remains in effect shall remain in effect and Chase is acting as the Collateral Securities Intermediary hereunder, it shall remain a securities intermediary and shall act as such with respect to the Pledgor, the Trustee, the Collateral Account and all other Collateral.

          (b) The Collateral Account is and will be maintained as a securities account.

          (c) It is the securities intermediary with respect to any assets, property or other items credited to the Collateral Account from time to time.

          (d) All financial assets in registered form or payable to or to the order of and credited to the Pledge Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Collateral Securities Intermediary and in no case during the term of this Pledge Agreement will any financial asset credited to the Collateral Account be registered in the name of, payable to or to the order of, or endorsed to, the Pledgor, except to the extent the foregoing have been subsequently endorsed by the Pledgor to the Collateral Securities Intermediary or in blank.

          (e) It shall, upon written direction from the Trustee and without further consent from the Pledgor, (i) comply with all instructions, entitlement orders and directions of any kind originated by the Trustee concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Trustee and pay over to the Trustee all proceeds and other value therefrom or otherwise distributed with respect thereto without any set-off or deduction, and (ii) except as otherwise directed by the Trustee, not to comply with the instructions, entitlement orders or directions of the Pledgor or any other person.

          (f) Each item of property (whether cash, a security, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Collateral Account shall be treated as a financial asset.

          (g) Except for the claims and interests of the Trustee and the Pledgor in the Collateral, it does not know of any claim to or security interest or other interest in the Collateral.

          (h) It hereby waives its rights to set off any obligations of the Pledgor to it against any or all assets held by the Trustee as Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which it may have against the Collateral, either now or in the future are and shall be subordinate and junior to the prior payment in full of all obligations of the Pledgor now or hereafter existing under the

     Indenture, Notes and all other documents related thereto whether for principal, interest (including, without limitation, interest as provided in the Notes, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise.

          (i) It shall not agree with any third party to comply with any instructions, entitlement orders or directions of any kind concerning the Collateral originated by such third party without the prior written consent of the Trustee.

     SECTION 8. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Articles of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

          (b) No consent of any other person and no approval, authorization, order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement or (ii) for the grant by the Pledgor of the security interests created by this Pledge Agreement or for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement, except, in each case, for such consents, approvals, authorizations, orders, actions and qualifications which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the properties, assets, financial condition or results of operations of the Pledgor. No consent of any other person and no approval, authorization, order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction.

          (c) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests created by this Pledge Agreement). The Pledgor has not at time transferred any of the Collateral to third parties nor encumbered such Collateral with any third party rights. No financing statement or instrument similar in effect covering all or any part of the Pledgor's interest in the Pledged Securities is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement. The Pledgor has no trade names.


          (d) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 14(a) and (b), Section 17.11 and
     Section 17.15 of this Pledge Agreement may be limited by applicable law.

          (e) Upon the transfer to the Trustee of any cash proceeds or the Pledged Securities (and the acquisition by the Trustee of a security entitlement thereto), in accordance with Sections 3, 4 and 6 above, the pledge and grant of a security interest in the Collateral pursuant to this Pledge Agreement for the benefit of the Trustee and the Holders of the Notes will constitute a valid and perfected first priority security interest in such Collateral, securing the payment of the Secured Obligations enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

          (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

          (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

          (h) No Event of Default exists.

     SECTION 9. FURTHER ASSURANCES. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will, promptly including upon reasonable request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable commercial efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that may be necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge Agreement.

     (b) The Pledgor hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law); PROVIDED, HOWEVER, that the Pledgor shall not be relieved of any of its obligations under Section 9(a) hereof. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) The Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

     (d) The Pledgor will promptly pay all costs reasonably incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

     SECTION 10. COVENANTS. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first five scheduled interest payments due on the Notes under the terms of the Indenture and (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment in full of the first five scheduled interest payments on the Notes:

          (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge Agreement); and

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

     SECTION 11. POWER OF ATTORNEY. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's reasonable discretion to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

          (c) to file any claims or take any action or institute any proceedings that the Trustee may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral, and

          (d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand;

PROVIDED, HOWEVER, that the Trustee shall have no obligation to perform any of the foregoing actions. The Trustee's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents reasonably deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

     SECTION 12. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

     SECTION 13. INDEMNITY. The Pledgor shall indemnify, hold harmless and defend the Trustee, the Collateral Securities Intermediary and each of their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from their execution of or performance under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person. This indemnification shall survive the termination of this Pledge Agreement.

     SECTION 14. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Trustee and the Holders of the Notes may exercise, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, following the payment of the fees and expenses of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 15) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order a majority of the Holders shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral Account or any part thereof.

          (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

     SECTION 15. EXPENSES. The Pledgor will upon demand pay to the Trustee and the Collateral Securities Intermediary the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee or the Collateral Securities Intermediary, as the case may be, that the Trustee or the Collateral Securities Intermediary, as the case may be, may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement,
(b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 16. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

          (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

          (f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

     SECTION 17. MISCELLANEOUS PROVISIONS.

     Section 17.1. NOTICES. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  IF TO THE PLEDGOR:

                           Carrier1 International S.A.
                           c/o Carrier1 International GmbH
                           Militarstrasse 36
                           CH-8004 Zurich
                           Fax: 011-41-1-297-2601

                  IF TO THE TRUSTEE OR THE COLLATERAL SECURITIES INTERMEDIARY:

                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th floor
                           New York, NY 10001-2097
                           Fax:  (212) 946-8177 or 8178
                           Attention: William Potes, Corporate Trust Department

All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective when deposited in the mails, delivered or telecopied, respectively, addressed as aforesaid.

     Section 17.2. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

     Section 17.3. SEVERABILITY. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

     Section 17.4. HEADINGS. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 17.5. COUNTERPART ORIGINALS. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     Section 17.6. BENEFITS OF PLEDGE AGREEMENT. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement. The rights of the Pledgor in the Collateral and the rights and obligations of the Pledgor hereunder may be assigned (an "ASSIGNMENT") to any direct or indirect Wholly Owned Subsidiary of the Pledgor (an "ASSIGNEE"), provided that such Assignee furnishes the Trustee with an Opinion of Counsel to the effect that such Assignment is valid, binding and enforceable against such Assignee and that after such Assignment the Trustee shall have a perfected security interest in the Collateral, securing the payment of the Secured Obligations, and addressing such other related matters as the Trustee may reasonably request. The Trustee shall cooperate in good faith with the Pledgor to effect any proposed Assignment. Upon the effectiveness of any such Assignment, the Assignee shall become the Pledgor hereunder for all purposes of this Agreement, and the prior Pledgor shall be released from its obligations hereunder (other than its obligations under Sections 13 and 15).

     Section 17.7. AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     Section 17.8. INTERPRETATION OF AGREEMENT. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     Section 17.9. CONTINUING SECURITY INTEREST; TERMINATION. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Secured Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes, the Collateral Securities Intermediary and their respective successors, transferees and assigns.

     (b) This Pledge Agreement (other than Pledgor's obligations under Sections 13 and 15) shall terminate upon the earlier of (i) the payment in full in cash of the Secured Obligations and (ii) the payment in full in cash of the first five scheduled interest payments on all of the Notes. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture and take all actions that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

     Section 17.10. SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

     Section 17.11. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

     Section 17.12. AUTHORITY OF THE TRUSTEE. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

     (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority. All rights of the Trustee under the Indenture, including its right to reimbursement and indemnification are incorporated herein by reference in their entirety.

     Section 17.13 FINAL EXPRESSION. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

     Section 17.14. RIGHTS OF HOLDERS OF THE NOTES. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.07 of the Indenture; PROVIDED that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

     Section 17.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK.

     (b) THE PLEDGOR HEREBY APPOINTS CT CORPORATION SYSTEM WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

     (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW (AND TO THE EXTENT THE TRUSTEE HAS RECEIVED INDEMNITY DEEMED SATISFACTORY TO IT AND HAS AGREED TO DO SO), TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK IN THE BOROUGH OF MANHATTAN ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

     (d) THE PLEDGOR AGREES THAT NONE OF ANY HOLDER OF NOTES, (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE OR CHASE IN ITS CAPACITY AS COLLATERAL SECURITIES INTERMEDIARY SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION

THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.



             [The remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                    Pledgor:

                                    CARRIER1 INTERNATIONAL S.A.


                                    By: /s/ Carlos Colina
                                       ----------------------------------------
                                       Name: Carlos Colina
                                       Title: Authorized Officer


                                    Trustee:

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ William Potes
                                       ----------------------------------------
                                       Name: William Potes
                                       Title: Assistant Treasurer


                                    Collateral Securities Intermediary:

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ William Potes
                                       ----------------------------------------
                                       Name: William Potes
                                       Title: Assistant Treasurer

                                                                       EXHIBIT A




                                 U.S. SECURITIES




       SECURITY                   CUSIP NO.     COUPON (%)     MATURITY            AMOUNT
       --------                   --------      ----------    ---------            -------

United States Treasury           912820AT4            0.0      08/15/99          10,025,000

United States Treasury           912820AV9            0.0      02/15/00          10,261,000

United States Treasury           912820AX5            0.0      08/15/00          10,261,000

United States Treasury           912820AZ0            0.0      02/15/01          10,261,000

United States Treasury           912827Y71          6.625      07/31/01          10,261,000

         TOTAL                                                                   51,069,000
